Exhibit 99.1

Business Operations Continue while Violin Memory Pursues Chapter 11

Operational and Financial Reorganization and Sale Process

Filing provides opportunity for renewed value creation given company’s deep patent portfolio, broad customer base, $20 Million recurring revenue stream and strong flash storage products

SANTA CLARA, CA —(Marketwired – December 14, 2016)—Violin Memory®, Inc. (OTCQX: VMEM) announced today that it has commenced a process to streamline its operations and balance sheet, while simultaneously pursuing a sale of its business to a buyer committed to supporting its core customer base.

To facilitate this restructuring, Violin Memory has filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the District of Delaware, and is seeking to hold an auction in early January for the business.

Violin Memory, founded in 2005, is credited with being the creator of the flash storage market. Over the past eleven years, Violin Memory has built a strong franchise through ongoing innovation by serving the needs of the most exacting enterprises. Violin Memory continues to have core strengths that it believes can lead to value creation, including leveraging the company’s:

•	Annual recurring service revenue

•	Broad patent portfolio

•	58 US Patents/24 pending

•	64 Foreign Patents/38 pending

•	Single O/S for public, private and hybrid cloud environments

•	Proven integrated hardware and software solutions

•	Customer base that includes some of the largest enterprises in the world

Kevin A. DeNuccio, Violin Memory’s President and CEO stated: “We are taking this action, which should conclude by the end of January 2017, to bolster Violin’s ability to serve the needs of its customers. Violin intends to continue to sell solutions to customers and prospects as well as service and support customers during this restructuring.”

Additional Information:

If you have questions about the chapter 11 proceeding, please call (855) 934-8766 (domestic) or +1 (917) 877-5963 (international), email VMEMinfo@primeclerk.com, or visit: https://cases.primeclerk.com/VMEM.

About Violin Memory:

Violin Memory, the disruptive innovator in All Flash Arrays, is revolutionizing how businesses operate by enabling storage technology to Be Instrumental to their company by changing the SLAs and capabilities of private, hybrid and public cloud environments. The Flash Storage Platform™, powered by Concerto OS™, a fully integrated storage operating system, is the industry leader in the combination of every significant category measured in all flash arrays: low latency, affordability, density, scalability and performance. With tightly integrated data services, the Violin Flash Storage Platform provides a unique combination of data protection, business continuity, and data reduction services onto a flexible, uniquely scalable solution called Scale Smart™, delivering significant CAPEX and OPEX savings. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com.

Safe Harbor for Forward-Looking Statements:

This public announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the anticipated impact of the filing of a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code, Violin’s core strengths that can lead to value creation, including Violin’s patent portfolio, single operating system for public, private and hybrid cloud environments, integrated hardware and software solutions, and customer base, and Violin’s intent to continue to sell solutions to customers and prospects as well as service and support customers during the restructuring. There are a significant number of risks and uncertainties that could affect Violin Memory’s business performance and financial results, including the fact that the results of the voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code may not result in the desired outcome and may require the company to sell off certain assets, make further adjustments to its operations or liquidate, as well as those risks set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Violin Memory’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2017, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin Memory’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin Memory as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Toni Belknap

Violin Memory, Inc.

650-396-1659

tbelknap@vmem.com